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                                                           Exhibit 5.1


                            August 1, 2001


Southside Bancshares Corp.
3606 Gravois Road
St. Louis, Missouri  63116

Re:  Registration Statement on Form S-4 - 12,554,073 Shares of
     Southside Bancshares Corp. Common Stock, $1.00 par value

Ladies and Gentlemen:

     We have represented Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), in connection with the merger of Allegiant with and into Southside Bancshares Corp., a Missouri corporation (the "Company"), pursuant to the terms of that certain Agreement and Plan of Merger, dated April 30, 2001, between Allegiant and the Company (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, the Company filed a Registration Statement on Form S-4 (the "Registration Statement") on June 15, 2001, as amended July 19, 2001, as further amended August 1, 2001, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 12,554,073 shares of the Company's common stock, $1.00 par value (the "Shares"). In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we deemed relevant, including the Company's Restated Articles of Incorporation, Amended and Restated By-Laws, resolutions adopted by the Company's Board of Directors relating to the merger transaction, certificates received from state officials and statements we received from officers and representatives of the Company. In delivering this opinion, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

     Based solely on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

     2. The Shares, when issued as provided in the Merger Agreement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters." We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

                              Very truly yours,


                              /s/ Thompson Coburn LLP